Exhibit 99.B(h)(5)(f)

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption And Amendment Agreement (“Assignment And Amendment Agreement”), dated as of August 20, 2014 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Munder Series Trust (“Trust”) on behalf of the series of Trust listed on Exhibit 1 attached to this Assignment And Amendment Agreement (“Munder Funds”), The Victory Portfolios (“Victory”) and the series of The Victory Portfolio listed on the Exhibit 1 (“Victory Funds”).

Background

Victory Capital Holdings, Inc. (“VCH”) has entered into an agreement with Munder Capital Holdings, LLC which provides for VCH to acquire all of the partnership interests of Munder Capital Management, the investment adviser to the Munder Funds (“Munder”).  (Such acquisition is referred to herein as the “Transaction”).  The closing of the Transaction is subject, among other things, to the consent of shareholders of certain Munder Funds and other investment advisory clients of Munder and its wholly-owned subsidiary, Integrity Asset Management, LLC.  An Agreement and Plan of Reorganization (“Reorganization Agreement”) provides that each Munder Fund will be reorganized into a corresponding Victory Fund as promptly as practicable following the later to occur of the closing of the Transaction or the receipt of the requisite shareholder approval by the Munder Fund.  Upon the closing of all of the reorganization transactions contemplated by Reorganization Agreement (each such reorganization transaction being a “Reorganization”), all assets of each Munder Fund listed in Column A of Exhibit 1 (“Transferring Munder Fund”) will be transferred to the corresponding Victory Fund that has been organized pursuant to the Reorganization Agreement to accept the assets of the particular Munder Fund and is listed in Column B of Exhibit 1 on the same row as the Transferring Munder Fund (“Corresponding Victory Fund”), and in exchange therefore the Corresponding Victory Fund will issue its designated shares to the Transferring Munder Fund and each Transferring Munder Fund will then liquidate and distribute such shares of the Corresponding Victory Fund to its shareholders in a liquidating distribution.  The closing of each Reorganization of a Munder Fund is subject to, among other things, the receipt of the requisite approvals from its shareholders.

BNYM and the Trust on behalf of the Munder Funds are party to a Transfer Agency And Registrar Agreement, dated as of June 1, 2008, as amended (“TA Agreement”).  The parties hereto are entering into this Agreement so that (i) simultaneously with each Reorganization, all rights and obligations of the applicable Transferring Munder Fund under the TA Agreement will be transferred to its Corresponding Victory Fund; and (ii) immediately after each such Reorganization, BNYM will provide to each Corresponding Victory Fund, pursuant to the TA Agreement, the same services that BNYM previously provided, pursuant to the TA Agreement, to the applicable Transferring Munder Fund.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth above and as follows:

1.  Assignment And Assumption.

(a)                                 Effective on and as of and simultaneously with the effectiveness of each Reorganization:

(i)                                     Trust assigns, transfers, quitclaims and conveys all of its rights, privileges and interests in and to the TA Agreement applicable to the Transferring Munder Fund, whether tangible or intangible, choate or inchoate, vested or contingent, real or personal, to Victory.

(ii)                                  The applicable Transferring Munder Fund assigns, transfers, quitclaims and conveys all of its rights, privileges and interests in and to the TA Agreement, whether tangible or intangible, choate or inchoate, vested or contingent, real or personal, to its Corresponding Victory Fund.

(iii)                               Victory accepts and assumes without qualification or reservation of any nature all duties, obligations and liabilities of whatsoever nature of Trust with respect to the applicable Transferring Munder Fund under the TA Agreement, whether tangible or intangible, choate or inchoate, vested or contingent, or real or personal.

(iv)                              Each Corresponding Victory Fund accepts and assumes without qualification or reservation of any nature all duties, obligations and liabilities of whatsoever nature under the TA Agreement of the Transferring Munder Fund.

(b)                                 Effective on and as of and simultaneously with the effectiveness of the last occurring Reorganization: (i) Trust assigns, transfers, quitclaims and conveys all of its rights, privileges and interests in and to the TA Agreement not transferred pursuant to Section 1(a), whether tangible or intangible, choate or inchoate, vested or contingent, real or personal, to Victory; and (ii) Victory accepts and assumes without qualification or reservation of any nature all duties, obligations and liabilities of whatsoever nature of Trust not assumed pursuant to Section 1(a), whether tangible or intangible, choate or inchoate, vested or contingent, or real or personal.

(c)                                  During the period commencing with the effective date of the first Reorganization and continuing until immediately prior to the effective date of the last occurring Reorganization: (i) the Trust and each Transferring Munder Fund that has not undergone the Reorganization contemplated by the Reorganization Agreement shall remain a party to the TA Agreement in accordance with the terms of the TA Agreement, and (ii) Victory and each Corresponding Victory Fund that has undergone the Reorganization contemplated by the Reorganization Agreement shall be a party to the TA Agreement in accordance with Section 1(a) above, effective as of the effective date of the applicable Reorganization.

(d)                                 The provisions of Sections 1(a) and 1(b) above shall have the effect that, after both become effective, for all purposes under the TA Agreement, BNYM, Victory and each Corresponding Victory Fund shall be the sole and exclusive parties to the TA Agreement from and after the effective date of the last Reorganization as if BNYM, Victory and each Victory Fund had been the original signatories to and executed the TA Agreement and all rights, privileges, interests, duties, obligations and liabilities of Trust and the Transferring Munder Funds under the TA Agreement shall be void and of no further force or effect.

(e)                                  It is expressly understood that the assignment and assumption of the TA Agreement, as contemplated by Section 1(a) above shall become effective only upon the effectiveness of each Reorganization with respect to the applicable Transferring Munder Fund and its Corresponding Victory Fund, individually, and not jointly.  The assignment and assumption of the TA Agreement shall deemed void ab initio and shall have no effect with respect to any Transferring Munder Fund and its Corresponding Victory Fund with respect to which the contemplated Reorganization is not completed and does not become effective, and in such event any such Corresponding Victory Fund shall have no obligations or liabilities of whatsoever nature under this Assignment And Amendment Agreement, or the TA Agreement.

2.                                      Amendment of TA Agreement.

(a)                                 During the period commencing with the effective date of the first Reorganization and continuing until immediately prior to the effective date of the last occurring Reorganization, Exhibit 1 to the TA Agreement is deleted and replaced in its entirety with Exhibit 1 to this Assignment And Amendment Agreement as follows: As of any particular date during such period, Exhibit 1 to the TA Agreement will consist of (i) the Transferring Munder Funds in Column A of Exhibit 1 to this Assignment And Amendment Agreement that have not as of such date undergone the Reorganization contemplated by the Reorganization Agreement, and (ii) the Corresponding Victory Funds in Column B of Exhibit 1 to this Assignment And Amendment Agreement that have as of such date undergone the Reorganization contemplated by the Reorganization Agreement.

(b)                                 On and after the effective date of the last occurring Reorganization, Exhibit 1 to the TA Agreement as provided for in Section 2(a) above is deleted and replaced in its entirety with Exhibit 2 to this Assignment And Amendment Agreement.

3.                                      Remainder of TA Agreement.  Except as expressly modified by this Assignment And Amendment Agreement, the terms and provisions of the TA Agreement are hereby ratified and remain in full force and effect.

3.                                      Governing Law.  The governing law of the TA Agreement shall be the governing law of this Assignment And Amendment Agreement.

4.                                      Entire Agreement.  This Assignment And Amendment Agreement constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the assignment of rights and the assumption of obligations under the TA Agreement, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.                                      No Personal Liability of Shareholders.  It is expressly understood that notwithstanding any other provision contained herein or in the TA Agreement, no shareholder of a Victory Fund or a Munder Fund shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or Victory or by or on behalf of any Victory Fund or Munder Fund, and that under no circumstances shall the assets of any one series portfolio of Victory or the Trust shall be used to offset any obligation of any other series portfolio of Victory or the Trust, as applicable.

6.                                      Facsimile Signatures; Counterparts.  This Assignment And Amendment Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Assignment And Amendment Agreement or of executed signature pages to this Assignment And Amendment Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Assignment And Amendment Agreement.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment And Amendment Agreement to be executed by their duly authorized officers as of the day and year first written above.

On behalf of Munder Series Trust and each Munder Fund, in its separate and independent capacity, and not jointly	On behalf of The Victory Portfolios and each Victory Fund, in its separate and independent capacity, and not jointly

By:	By:

Name:	Name:

Title:	Title:

BNY Mellon Investment Servicing (US) Inc.

By:

Name:

Title:

Exhibit 1

Transferring Munder Funds and Corresponding Victory Funds

Column A	Column B
Transferring Munder Funds	Corresponding Victory Fund

Munder Bond Fund	Victory Munder Total Return Bond Fund
Munder Emerging Markets Small-Cap Fund	Victory Munder Emerging Markets Small-Cap Fund
Munder Growth Opportunities Fund	Victory Munder Growth Opportunities Fund
Munder Index 500 Fund	Victory Munder Index 500 Fund
Integrity Mid-Cap Value Fund	Victory Integrity Mid-Cap Value Fund
Integrity Small/Mid-Cap Value Fund	Victory Integrity Small/Mid-Cap Value Fund
Munder International Fund-Core Equity	Victory Munder International Fund-Core Equity
Munder International Small-Cap Fund	Victory Munder International Small-Cap Fund
Integrity Micro-Cap Equity Fund	Victory Integrity Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund	Victory Munder Mid-Cap Core Growth Fund
Integrity Small-Cap Value Fund	Victory Integrity Small-Cap Value Fund

Exhibit 2

VICTORY FUNDS

LIST OF PORTFOLIOS

Victory Munder Total Return Bond Fund

Victory Munder Emerging Markets Small-Cap Fund

Victory Munder Growth Opportunities Fund

Victory Munder Index 500 Fund

Victory Integrity Mid-Cap Value Fund

Victory Integrity Small/Mid-Cap Value Fund

Victory Munder International Fund-Core Equity

Victory Munder International Small-Cap Fund

Victory Integrity Micro-Cap Equity Fund

Victory Munder Mid-Cap Core Growth Fund

Victory Integrity Small-Cap Value Fund